Exhibit 99.1

Paramount Gold and Silver Corp. to Resume Trading at

 1:00 PM EDT April 30, 2008

Ottawa, Canada – (MarketWire) – April 30,  2008 – Paramount Gold and Silver Corp. (AMEX: PZG) (TSX: PZG) is pleased to announce that it has resolved all issues with the Depository Trust Corporation (“DTC”)  and that full services have resumed with DTC.  In conjunction with the resumption of services, the AMEX is issuing a resumption of trading notice.    The trading of Paramount’s common stock will resume trading on both the American Stock Exchange and on the TSX.

About Paramount

Paramount Gold is a precious metals mining exploration company presently in the early stages of an extensive exploration program at their San Miguel project in the Guazapares Mining District, part of the Sierra Madre Occidental gold-silver belt of Mexico.  Paramount Gold and Silver Corp. is the operator of the San Miguel project, which is a joint venture with Tara Gold Resources Corp. (OTC: TRGD.PK) (30%) who is required to contribute 30% of exploration costs to maintain their interest.

The Toronto Stock Exchange has not reviewed and therefore does not accept responsibility for the adequacy or accuracy of this release.

"Safe-Harbor" Statement: This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company may not be realized. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially.

Contacts:

Paramount Gold and Silver Corp.
Christopher Crupi, CEO
Chris Halkai, Corporate Relations
866.481.2233
613.226.9881